SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 29, 2011
Date of Report (Date of earliest event reported)
Anchor BanCorp Wisconsin Inc.
(Exact Name of Registrant as Specified in its Charter)
WI
(State or Other Jurisdiction of Incorporation)

001-34955	39-1726871
(Commission File Number)	(IRS Employer Identification No.)
25 West Main Street, Madison, Wisconsin 57303
(Address of Principal Executive Office) (Zip Code)
608-252-8982
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 29, 2011, Anchor BanCorp Wisconsin, Inc. (the “Company”), ticker symbol ABCW, AnchorBank, fsb (the “Bank”), a wholly owned subsidiary of the Company, and Chris M. Bauer entered into an employment agreement, which has been approved by OTS, to continue as the President and Chief Executive Officer of the Company and the Bank.
Mr. Bauer’s agreement is effective June 23, 2011, for a period of two years (expiring June 22, 2013). He will receive a salary of $700,000 per year, payable at a rate of $58,333.33 per month. Mr. Bauer will be entitled to the employee benefits as provided in the employee handbook and other benefits that are or become available to employees with similar job titles or job classifications including, but not limited to, stock options, restricted stock and participation in excess benefit plans, as is authorized and approved by the Board. Mr. Bauer shall be reimbursed for all reasonable and necessary expenses and shall be entitled to use of an automobile. Upon termination for cause or upon retirement or voluntary termination by Mr. Bauer, he shall not be entitled to additional compensation or benefits for any period after such termination, beyond any compensation or benefits accrued. If the OTS or FDIC require Mr. Bauer’s agreement to be terminated, all obligations of the Bank and the Company shall be terminated, except any vested rights shall not be affected. If the OTS or the FDIC require Mr. Bauer’s agreement to be suspended, then the Company’s and Bank’s obligations shall be suspended, but if the suspension is lifted or charges dismissed, then Mr. Bauer shall receive all compensation withheld during the suspension. Mr. Bauer’s agreement is subject to the restrictions pertaining to executive compensation under the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 and any amendments thereto or regulations promulgated thereunder, as well as customary non-disclosure, non-disparagement and similar provisions.
Mr. Bauer’s agreement also contains other customary provisions for agreements of such type. The description above is a summary of the terms of Mr. Bauer’s agreement. This description does not purport to be complete and it is qualified in its entirety by reference to the agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit #	Description
10.1	10.1 Employment Agreement of Chris M. Bauer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anchor BanCorp Wisconsin, Inc.
Date: June 30, 2011	By:	/s/ Mark D. Timmerman
Executive Vice President, Secretary and General Counsel